UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2013

AVANGARD CAPITAL GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	333-184682	45-5507359
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2708 Commerce Way Suite 300, Philadelphia PA	19154
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 363-7333

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2013, Alan Gulko resigned as the Chief Executive Officer and as a member of the Board of Directors of Avangard Capital Group Inc. (the “Company”). Mr. Gulko resigned for personal reasons.

Simon Friedman, the Chairman of the Company’s Board of Directors will serve as interim CEO until the Company locates a qualified successor CEO. There is no arrangement or understanding between Mr. Friedman or any other person pursuant to which Mr. Friedman was appointed as CEO. Mr. Friedman does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. At this time, we do not have any written employment agreement or other formal compensation agreements with Mr. Friedman. Compensation arrangements are the subject of ongoing development and we will make appropriate additional disclosures as they are further developed and formalized.

Item 3.02 Unregistered Sales of Equity Securities

On December 12, 2013, the Company issued to Friedman Financial Group, LLC, a related party, 187,365,336 shares of its Common Stock, $0.0001 par value per share, in exchange for $18,736. Simon Friedman, the Company’s CEO and Chairman of the Board, has voting and dispositive control over securities held by Friedman Financial Group, LLC.

On December 12, 2013, the Company issued to Jerry Kindrachuk 2,500,000 shares of its Common Stock, $0.0001 par value per share, in exchange for $250.

The shares of Common Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the Securities Act of 1933, as amended, (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2013

AVANGARD CAPITAL GROUP INC.

By:	/s/ Simon Friedman
Name:	Simon Friedman
Title:	Chief Executive Officer